Exhibit 99.1

Trenwick Group Ltd.                     The LOM Building       Tel  441.292.4985
(in provisional liquidation)            27 Reid Street         Fax  441.292.4878
                                        Hamilton HM 11
Trenwick                                Bermuda

 Contact: Alan L. Hunte, Executive Vice President and Chief Financial Officer -
                                  441.292.4985

      For Immediate Release

                Trenwick Group Ltd. (in provisional liquidation)
         Announces Completion of Sale of Trenwick International Limited

Hamilton, Bermuda, October 1, 2003...

Trenwick Group Ltd. (in provisional liquidation) ("Trenwick"), (OTC: TWKGF) announced today that its subsidiary Trenwick Holdings Limited has completed the previously announced sale of all of the capital stock of Trenwick International Limited ("Trenwick International"), Trenwick's London-based specialty insurance and reinsurance subsidiary, currently in runoff, as well as all of the capital stock of Trenwick Management Services Ltd ("TMS") and Specialist Risk Underwriters Limited ("SRU"), to LCL Acquisitions Ltd, an associated company of the Litigation Control Group ("LCL"). TMS is Trenwick International's management services company. SRU is a company that has carried out underwriting agency services for Trenwick International and other entities. The Financial Services Authority of the United Kingdom has approved the transaction.

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's operations at Lloyd's, London underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis. Trenwick's United States specialty program business and its United States reinsurance business through Trenwick America Reinsurance Corporation are now in runoff. In 2002, Trenwick sold the in-force business of LaSalle Re Limited, its Bermuda based subsidiary.

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On August 20, 2003, Trenwick and its affiliates LaSalle Re Holdings Limited
("LaSalle Re Holdings") and Trenwick America Corporation ("Trenwick America," and collectively with LaSalle Re Holdings and Trenwick, the "Debtors"), as a step in its previously announced restructuring and in accordance with its August 6, 2003 letter of intent with creditors (the "Letter of Intent"), filed for protection under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Additionally, Trenwick and LaSalle Re Holdings filed proceedings in the Supreme Court of Bermuda, known under Bermudian law as "winding up", as a further step in the restructuring and in accordance with the previously announced Letter of Intent. Trenwick's insurance company subsidiaries, Trenwick America Reinsurance Corporation, The Insurance Corporation of New York and LaSalle Re Limited, all of which are in runoff, and its Lloyd's operations are not subject to the proceedings in the Bankruptcy Court or the Supreme Court of Bermuda and their operations continue.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical facts are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements, including in particular Trenwick's forecast of future results, involve known and unknown risks, assumptions, uncertainties, and other factors disclosed in Trenwick's filings with the Securities and Exchange Commission that may cause actual results, performance, or achievements of Trenwick to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. In particular, forecasting of reserves for future losses is based on historical experience and future assumptions. As a result they are inherently subjective and may fluctuate based on actual future experience and changes to current or future trends in the legal, social or economic

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environment. Trenwick undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.